UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Industrial Income Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 6, 2015, in connection with the merger among Industrial Income Trust Inc. (the “Company”), Western Logistics LLC and Western Logistics II LLC, the Company prepared the following presentation to stockholders.

Industrial Income Trust Inc. Corporate Update

August 2015

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY THE BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

August 6, 2015

1

Industrial Income Trust

Created a leading national industrial operating company

Approximately US$4.8 billion1 of assets under management as of June 30, 2015

As of June 30, 2015, total portfolio spanned 19 major industrial markets throughout the U.S. consisting of 296 buildings totaling over 60 million square feet, including development projects

1 Represents the aggregate value of consideration to be paid in the merger, plus the estimated net stabilized value of the excluded properties. The actual amounts realized in connection with the disposition and any financing of the excluded properties will likely differ, perhaps materially, from this estimate. See footnote on slide 5 and forward-looking statements disclosure on slide 13.

August 6, 2015

2

Industrial Income Trust

Approximately US$4.8 Billion of Assets Under Management1

First building acquired in

June 2010

296 buildings2,3

60.4 million rentable square

feet2,3

Diversified customer base

— over 550 customers across

more than 30 industries2

Average remaining lease term

of 5.3 years2

Operating portfolio

95% leased; total portfolio 93%

leased2,4

Property Locations

1 Represents the aggregate value of consideration to be paid in the merger, plus the estimated net stabilized value of the excluded properties. The actual amounts realized in connection with the disposition and any financing of the excluded properties will likely differ, perhaps materially, from this estimate. See footnote on slide 5 and forward-looking statements disclosure on slide 13.

2	As of June 30, 2015.
3	Includes projects under development and properties owned through a partnership.
4	Operating portfolio includes stabilized properties and excludes development properties.

August 6, 2015

3

Recent Development

On July 28, 2015, IIT entered into a definitive merger agreement to be acquired by an affiliate of GLP in an all cash transaction valued at approximately US$4.55 billion, subject to certain transaction costs

Purchase price represents a cap rate of 5.6%

Transaction contingent on the approval of a majority of IIT’s stockholders and other closing conditions to be described in the proxy statement that will be mailed to stockholders. IIT’s board of directors recommends that stockholders vote in favor of the merger Transaction is expected to close in the fourth quarter of 2015, but no later than November 16, 2015

Prior to closing, it is expected that IIT will transfer 11 properties currently owned by IIT that are under development or in the lease-up stage (the “Excluded Properties”) to a liquidating trust (the “Liquidating Trust”), the beneficial interests in which will be distributed pro rata to current IIT stockholders The Liquidating Trust intends to sell such Excluded Properties following the closing of the merger with the goal of maximizing value for IIT’s stockholders

August 6, 2015

4

Recent Developments (continued)

Estimated total consideration to IIT’s stockholders of approximately US$11.12 per share, including: (i) US$10.30 per share in cash to be paid at closing by GLP pursuant to the merger agreement (ii) an estimated US$0.26 per share in cash to be paid at closing, to be funded through net borrowings by the Liquidating Trust (iii) an estimated US$0.56 net per share to be paid in cash upon completion of the sales of all of the Excluded Properties (net of certain estimated expenses) The US$0.56 per share is based on management’s current estimates of the value of the Excluded Properties upon stabilization, net of the costs to complete the development and leasing of the Excluded Properties, and net of liquidation expenses1 In addition, stockholders will have received an aggregate of cumulative quarterly distributions of US$3.44 per share from April 1, 2010 through September 30, 2015 and US$2.03 per share from July 1, 2012 through September 30, 2015 (first investors in initial and follow-on offerings)

1 The actual amounts realized in connection with the financing and upon liquidation of the Liquidating Trust and ultimately distributed by the Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, proceeds available from the financing, market conditions for sales of the Excluded Properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT stockholders in connection with the financing and the liquidation of the Liquidating Trust or the timing of the liquidation of the Liquidating Trust.

August 6, 2015

5

Excluded Properties Discussion

At or prior to close of the merger, transfer of 11 properties to the Liquidating Trust Properties include completed and in-process developments for buildings aggregating approximately 2.8 million square feet:

two recently completed buildings in the lease-up stage six buildings under construction estimated to be completed in late 2015 two buildings in the pre-construction phase estimated to be completed in 2016 one land parcel

Properties located in four key industrial markets, including:

Southern California (2); South Florida (5); Eastern Pennsylvania (3); and Atlanta (1)

Post-closing plans to market and sell all of the Excluded Properties

August 6, 2015

6

Liquidating Trust Discussion

Structure of trust: The Liquidating Trust is a trust under Maryland Law that will hold the 11 Excluded Properties for the benefit of IIT’s stockholders. The Liquidating Trust will not be a REIT.

Units: One unit of beneficial interest in the Liquidating Trust will be distributed for each share of IIT common stock or restricted stock owned immediately prior to the merger.

Oversight and management of Liquidating Trust: The Liquidating Trust will be governed by a Board of Trustees, a majority of whom will be independent of our advisor. An affiliate of our advisor will provide asset management, development, operating and administrative services for the 11 Excluded Properties owned by the Liquidating Trust.

Non-transferrable units: Unitholders may not transfer units of the Liquidating Trust, except by will, intestate succession or by operation of law.

No regular distributions or dividends: The Liquidating Trust will not make regular distributions or dividends to unitholders. The Trustees will decide whether and when to make distributions based on availability of funds, amounts needed to pay liabilities and expenses and applicable restrictions in debt agreements.

Liquidation Timeframe: We currently expect that all of the properties of the

Liquidating Trust will be sold and proceeds distributed to unitholders within 12 to 24 months after the merger closing, but there can be no assurance that the liquidation of the trust will occur within this estimated timeframe.

August 6, 2015

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Liquidating Trust Discussion (continued)

Taxation of Liquidating Trust:

The Liquidating Trust is intended to be treated as a “grantor trust” for federal income tax purposes. Under the “grantor trust” tax rules, each unit in the Liquidating Trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the Liquidating Trust. The Liquidating Trust would not be treated as a partnership for tax purposes, but the tax consequences to unitholders generally would be similar to the tax consequences to partners in a partnership. As with a partnership, income derived from the Liquidating Trust would only be taxed at the unitholder level, and would not be taxed at the Liquidating Trust.

Unitholders will receive an itemized statement reporting their share of various categories of income, gain, loss, deduction and credit as soon as possible after the end of each year. Unitholders’ basis will be equal to the fair market value of a unit (and those net assets) on the date of distribution and the merger. We currently estimate that this value will be US$0.56 per unit.

A portion of the income of the Liquidating Trust will be considered “debt financed” and, therefore, will be considered “unrelated business taxable income” (“UBTI”) for IRAs and other tax exempt investors. For many tax exempt IIT stockholders, we do not currently anticipate that the amount of UBTI recognized in any year will exceed the threshold requiring the reporting of UBTI and the payment of tax on the UBTI.

IIT cannot and does not provide income tax advice or guidance. IIT shareholders are urged to consult with their tax advisers as to their individual tax consequences.

August 6, 2015

8

Who is GLP?

GLP is the leading global provider of modern logistics facilities. As of June 30, 2015, GLP’s property portfolio encompassed 452 million square feet (42 million square meters) of logistics facilities across China, Japan, Brazil and the United States1

GLP’s growth strategy is centered on being the best operator, creating value through developments and expanding its fund management platform. GLP’s customers include some of the world’s most dynamic manufacturers, retailers and third party logistics companies 1 GLP is listed on the Mainboard of Singapore Exchange Securities Trading Limited (SGX stock code: MC0.SI; Reuters ticker: GLPL.SI; Bloomberg ticker: GLP SP) 1

According to GLP, “This transaction will enlarge GLP’s US footprint by 50% to 173 million sq ft (16.1 million sqm), with GLP becoming the second largest logistics property owner and operator in the US within a year of market entry.” 2

1	Source: www.glprop.com/business-model.html.
2	Source: GLP Press Release, dated July 29, 2015

August 6, 2015

Next Steps

Stockholder proxy mailing anticipated in the third quarter of 2015

Special meeting of stockholders is currently anticipated to occur in October 20151 Subject to satisfaction or waiver of applicable closing conditions to be described in the proxy statement, transaction anticipated to close in the fourth quarter of 2015, but no later than November 16, 2015 Prior to closing, it is expected that IIT will transfer the Excluded Properties to the Liquidating Trust that will then begin marketing such assets for sale following the closing of the merger with the goal of maximizing the value that

IIT’s stockholders receive from the Excluded Properties

We currently anticipate that the GLP cash merger proceeds should be disbursed no later than five business days after the closing of the merger in accordance with the current instructions on the applicable stockholder’s account

IIT’s Distribution Reinvestment Plan (DRIP) and Share Redemption Program

(SRP) have both been suspended as of July 28, 2015, and upon closing of the merger, both plans will be terminated

1	Subject to adjournment or postponement.

August 6, 2015

We thank our stockholders for their investment and ongoing support.

Upon completion of the merger transaction and the sale of the assets in the Liquidating Trust, IIT will have achieved its stated investment objectives of providing consistent current income and value creation through active asset management of its portfolio, culminating in a successful liquidity event for its stockholders.

August 6, 2015

Additional Information about the Proposed

Transaction and Where to Find It

In connection with the proposed transaction, IIT intends to file with the Securities and Exchange Commission (the

“SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR

INVESTMENT DECISIONS, IIT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT

BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by IIT with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and IIT’s website at www.industrialincome.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by IIT with the SEC (when available) by directing a written request to the following address: Industrial Income Trust Inc., Attention: Eric Paul, 518 17th Street, Denver, CO 80202.

IIT and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IIT in connection with the merger. Information about those executive officers and directors of IIT and their ownership of common stock is set forth in the proxy statement for IIT’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of IIT and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

August 6, 2015

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IIT to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from IIT’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of IIT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the tax impact of the transactions contemplated with respect to the Liquidating Trust and resultant tax treatment relating to, arising from or incurred in connection with such transactions; (vii) the actual distributions to be received by stockholders from the Liquidating Trust, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the Liquidating Trust, including costs related thereto; (viii) the outcome of any legal proceedings that may be instituted against IIT and others related to the merger agreement; (xi) the ability of IIT to implement its operating strategy; (x) IIT’s ability to manage planned growth; (xi) changes in economic cycles; and (xii) competition within the real estate industry.

In addition, these forward-looking statements reflect IIT’s views as of the date on which such statements were made. IIT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IIT’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IIT or any other person that the results or conditions described in such statements or the objectives and plans of IIT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IIT’s SEC reports, including, but not limited to, the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. IIT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

August 6, 2015